U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2026
ARQ, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARQ	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2026, Arq, Inc. (the “Company”) and Robert Rasmus, President, Chief Executive Officer, and director of the Company, entered into an amendment (the “Amendment”) to Mr. Rasmus’s Employment Agreement, dated July 17, 2023 (as amended, the “Employment Agreement”). The Amendment establishes a term for Mr. Rasmus's employment, which shall expire on July 23, 2029, subject to earlier termination or resignation. The Amendment further provides that, as of the Amendment Effective Date (as defined in the Amendment), Mr. Rasmus's annual salary shall be set at $50,000 and Mr. Rasmus will no longer be eligible to receive an annual bonus or participate in the Company’s long-term incentive compensation plan. In addition, the Amendment also provides for reimbursement of certain business expenses.
In connection with entry into the Amendment, the Compensation Committee of the Board of Directors of the Company authorized the grant of 600,000 time-based restricted stock units (the “Time-Based RSUs”) and 600,000 performance-based restricted stock units (the "Performance-Based RSUs"), each under the Company’s 2026 Omnibus Incentive Plan (the “2026 Plan”) to Mr. Rasmus. Pursuant to the terms of the Time-Based RSUs, 300,000 of the Time-Based RSUs will vest on the second anniversary of the grant date, and the remainder will vest upon the third anniversary of the grant date. The Time-Based RSUs also accelerate in the event a Change in Control (as defined in the 2026 Plan) occurs or if Mr. Rasmus’s employment is terminated by the Company without Cause (as defined in the Employment Agreement), by Mr. Rasmus for Good Reason (as defined in the Employment Agreement), or as a result of his death or disability.
Pursuant to the terms of the Performance-Based RSUs, 200,000 of the Performance-Based RSUs will vest when the volume weighted average price of the Company’s common stock over a 30-day period (the “30-Day VWAP”) equals $3.00 per share, 200,000 will vest when the 30-Day VWAP equals $6.00 per share, and 200,000 will vest when the 30-Day VWAP equals $9.00 per share, in each case, prior to the third anniversary of the grant date. If any of the 30-Day VWAP thresholds are achieved prior to the first anniversary of the grant date, then the Performance-Based RSUs that have become earned upon achievement of such threshold will not vest until the first anniversary of the grant date. The Performance-Based RSUs are also subject to certain dilution adjustments and accelerate in the event a Change in Control (as defined in the 2026 Plan) occurs or if Mr. Rasmus’s employment is terminated by the Company without Cause (as defined in the Employment Agreement), by Mr. Rasmus for Good Reason (as defined in the Employment Agreement), or as a result of his death or disability.
Additionally, on July 17, 2026, the Company and Mr. Rasmus amended the inducement restricted stock unit award agreement (the "Inducement RSU Award Amendment") pertaining to 400,000 inducement restricted stock units (the “Inducement RSUs”) originally granted to Mr. Rasmus in connection with his hire on July 17, 2023. Pursuant to the terms of the Inducement RSU Award Amendment, the performance period over which Mr. Rasmus may earn the Inducement RSUs was extended from July 17, 2026 to July 17, 2029.
The foregoing descriptions of the Amendment, the Time-Based RSU Award, the Performance-Based RSU Award, and the Inducement RSU Award Amendment are qualified in their entirety by reference to the full text of the Amendment, the Time-Based RSU Award, the Performance-Based RSU Award, and the Inducement RSU Award Amendment, each attached hereto as Exhibit 10.1, 10.2, 10.3, and 10.4 respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	First Amendment to the Employment Agreement, by and between Robert E. Rasmus and Arq, Inc., dated July 23, 2026.*
10.2	Grant Notice for Restricted Stock Unit Award and Standard Terms and Conditions for Restricted Stock Units, by and between Robert E. Rasmus and Arq, Inc., dated July 23, 2026 (Time-Based RSUs).*
10.3	Grant Notice for Restricted Stock Unit Award and Standard Terms and Conditions for Restricted Stock Units, by and between Robert E. Rasmus and Arq, Inc., dated July 23, 2026 (Performance-Based RSUs).*
10.4	Inducement Award Amendment, by and between Robert E. Rasmus and Arq, Inc., dated July 17, 2026.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Notes:
* – Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2026

Arq, Inc.
Registrant

/s/ Robert Rasmus
Robert Rasmus
Chief Executive Officer

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